SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed  by  the  Registrant    [X]

Filed  by  a  Party  other  than  the  Registrant     [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to   240.14a-11(c)  or   240.14a-12

                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.     Title  of each class of securities to which transaction applies: N/A
     2.     Aggregate  number  of  securities  to which transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.     Proposed  maximum  aggregate  value  of  transaction:  N/A
     5.     Total  fee  paid:  N/A

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount  Previously  Paid:  N/A
     2.     Form,  Schedule  or  Registration  Statement  No.:  N/A
     3.     Filing  Party:  N/A
     4.     Date  Filed:  N/A

                              LIFECELL CORPORATION

                           3606 Research Forest Drive
                         The Woodlands, Texas 77381-4232
                                  281/367-5368


                                 April 19, 1999


Dear  Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 1:00 p.m., C.D.T., Thursday, June 3, 1999, at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381.

     This year you will be asked to consider one proposal. This proposal concerns the election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve this proposal and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting.

     Thank  you  for  your  cooperation.



                                   Sincerely,



                                  /s/  Paul  G.  Thomas
                                  ---------------------
                                       Paul  G.  Thomas
                                       President  and  Chief  Executive  Officer

                              LIFECELL CORPORATION
                           3606 Research Forest Drive
                         The Woodlands, Texas 77381-4232

     Notice  of  Annual  Meeting  of  Stockholders  to  Be  Held  June  3,  1999

     Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 3, 1999, at 1:00 p.m. C.D.T., at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 for the following purposes:

          (l) To elect seven directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     This proposal is described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on April 6, 1999, will be entitled to vote at the meeting.

                                   By  Order  of  the  Board  of  Directors,


                                   /s/  Lynne  P.  Hohlfeld
                                   ------------------------

                                        Lynne  P.  Hohlfeld
                                        Secretary
April  19,  1999

                              LIFECELL CORPORATION

                                 Proxy Statement
                       for Annual Meeting of Stockholders
                             to Be Held June 3, 1999

     This Proxy Statement is furnished to the stockholders of LifeCell Corporation ("LifeCell" or the "Company"), 3606 Research Forest Drive, The Woodlands, Texas 77381-4232 (Tel. No. 281/367-5368), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, June 3, 1999 at 1:00 p.m. C.D.T., at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 or any adjournment thereof.

     Proxies in the form or forms enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying form or forms of proxy are to be mailed on or about April 19, 1999, to stockholders of record on April 6, 1999 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 11,753,239 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 118,424 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on the Record Date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common Stock into which a share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the meeting (or approximately 32.26 votes per share of Series B Preferred Stock). The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting. The holders of Series B Preferred Stock, voting as a separate series, are entitled to elect two of the seven director nominees.

                       MATTERS TO COME BEFORE THE MEETING

ELECTION  OF  DIRECTORS

     At the meeting, seven directors constituting the entire Board of Directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a class, are entitled to elect five directors. The holders of Series B Preferred Stock, voting as a separate series, are entitled to elect two directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by
(i) the Board of Directors in the case of the directors to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class, and (ii) the holders of a majority of the shares of Series B Preferred Stock in the case of the directors to be elected by the holders of Series B Preferred Stock, voting as a separate series. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B Preferred Stock, voting together as a class, or the Series B Preferred Stock, voting as a separate series, as the case may be, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

NOMINEES  FOR  ELECTION  BY HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK

     The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a class.


NOMINEE                          AGE         POSITION WITH THE COMPANY         DIRECTOR SINCE
-------------------------------  ---  ---------------------------------------  --------------
Paul G. Thomas                    43  President and Chief Executive Officer         1998
Stephen A. Livesey, M.D., Ph.D.   46  Executive Vice President, Chief Science       1993
                                               Officer and Director
Michael E. Cahr                   59                  Director                      1991
James G. Foster                   52                  Director                      1995
David A. Thompson                 57                  Director                      1997

NOMINEES  FOR  ELECTION  BY  HOLDERS  OF  SERIES  B  PREFERRED  STOCK

     The persons listed below have been nominated for election to fill the two director positions to be elected by the holders of Series B Preferred Stock, voting as a separate series.


NOMINEE            AGE  POSITION WITH THE COMPANY  DIRECTOR SINCE
-----------------  ---  -------------------------  --------------
Lori G. Koffman     40         Director                1996
K. Flynn McDonald   46         Director                1996

INFORMATION  REGARDING  NOMINEES  AND  DIRECTORS

Background  of  Nominees  for  Director

     Paul  G.  Thomas.  Mr.  Thomas  has served as Director, President and Chief
Executive Officer of LifeCell since October 1998. Prior to joining LifeCell, Mr. Thomas was President and Chief Operating Officer for the Pharmaceutical Products Division of Ohmeda Inc., a company engaged in the development, manufacturing and marketing of inhalation anesthetics and acute care pharmaceuticals used in operating room and intensive care areas of hospitals. Since joining Ohmeda in 1982, Mr. Thomas progressed through numerous management positions of increasing responsibility covering strategic areas such as global product management and planning, commercial development, worldwide marketing and business development. In his most recent position, Mr. Thomas was responsible for the overall operations of Ohmeda's Pharmaceutical Products Division, which included the day-to-day management of 550 employees engaged in manufacturing, sales, marketing, and research and development in North America, Puerto Rico and the United Kingdom. Mr. Thomas received his MBA degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business in 1982 and completed his Research/Teaching Fellowship in Chemistry at the University of Georgia Graduate School of Arts and Science in 1979. He received his B.S. degree in Chemistry from St. Michael's College in Vermont in 1977.

     Stephen A. Livesey, M.D., Ph.D. Dr. Livesey has served as Executive Vice President, Chief Science Officer and as a director of the Company since March 1993. He served as Executive Vice President, Scientific Development of the Company from June 1991 until March 1993. He is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey served as a consultant to the Company from its inception until June 1991, when he became a full-time employee. He holds an adjunct instructorship position at Baylor College of Medicine, Houston, Texas. Dr. Livesey received his medical degree from the University of Melbourne, Australia in 1977 and a Ph.D. in biological chemistry in 1985 from the University of Melbourne, Australia.

     Michael E. Cahr. Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr is the Chairman of Metabolic Technologies, Inc., a company engaged in research geared toward developing products to overcome various addictions by optimizing cellular health, nutritionally. Mr. Cahr was the Chairman or President and Chief Executive Officer of Allscripts, Inc., a medication management firm, from June 1994 to December 1998. From 1987 to June 1994, he was the Venture Group Manager in the Venture Capital Division of the Investment Department of Allstate Insurance Company, formerly a principal stockholder of the Company. Mr. Cahr is a director of Optek Technologies, Inc., an optoelectronic company.

     James G. Foster. Mr. Foster has been a director of the Company since March 1995. Mr. Foster has been Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic") a medical device company, since December 1994. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic.

     Lori G. Koffman. Ms. Koffman was elected a director of the Company in November 1996. Ms. Koffman is a Managing Director of CIBC Capital Partners, the merchant banking arm of the Canadian Imperial Bank of Commerce, where she has been employed since April 1995. From August 1984 to December 1994, Ms. Koffman was employed at Lehman Brothers Inc., most recently as a Senior Vice President in the Merchant Banking Group. Ms. Koffman is a director of Sinclair Montrose Healthcare plc and several privately held companies.

     K. Flynn McDonald. Ms. McDonald was elected a director of the Company in November 1996. Ms. McDonald is a Managing Director of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., where she has been employed since November 1995. From December 1993 through October 1995, she was a Vice President of Technology Funding, investing in both the technology and health care sectors. From 1986 through 1993, Ms. McDonald was employed at Raychem Corporation where her last position was Vice President of Raychem Ventures and Controller/Director of Business Development, Technology Sector.
Ms. McDonald is a director of Pilot Network Services, Inc., a provider of security services to the Internet, Digirad, Inc., a private company focusing on solid-state, semiconductor gamma detector technology, Decibel Instruments, Inc., a hearing device company, and Spinal Concepts, Inc., a manufacturer of spinal implants.

     David A. Thompson. Mr. Thompson was elected a director of the Company in June 1997. Mr. Thompson has been Chief Executive Officer of Diagnostic Marketing Strategies, a private consulting firm, since June 1995. From 1964 through June 1995, Mr. Thompson was employed by Abbott Laboratories, a healthcare company, where he served in various capacities, including Senior Vice President, Diagnostic Operations, President, Diagnostic Division, Vice President, Human Resources and Vice President, Corporate Materials Management. Mr. Thompson is a director of HYCOR Biomedical, Inc., a medical diagnostic company, NABI, a biopharmaceutical company, NeoPath, Inc., an automated medical images company, and St. Jude Medical Inc., a medical device company.

Arrangements  Regarding  the  Nomination  and  Election  of  Directors

     Pursuant to a voting agreement entered into November 1996 between the Company and the holders of Series B Preferred Stock, as amended in December 1998 (the "Voting Agreement"), the holders of shares of Series B Preferred Stock agreed to vote their shares of Series B Preferred Stock for the persons designated by the holders of a majority of the shares of Series B Preferred Stock to be submitted as nominees for election to the Board of Directors (the "Series B Directors"). Ms. Koffman and Ms. McDonald have been submitted as nominees for election to the Board of Directors by the holders of the Series B Preferred Stock, voting as a separate series, pursuant to such provisions of the Voting Agreement.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election to the Company's Board of Directors of Paul G. Thomas and Stephen A. Livesey, executive officers of the Company (the "Company Directors"), and Michael E. Cahr.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of up to two persons to the Company's Board of Directors designated by the Series B Directors and the Company Directors, which designees are neither members of the Company's management nor employees or officers of the Company. Mr. Foster and Mr. Thompson have been submitted as nominees for election to the Board of Directors pursuant to such provisions of the Voting Agreement.

Committees  of  the  Board  of  Directors  and  Meeting  Attendance

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has not established a nominating committee. During the fiscal year ended December 31, 1998, the Board of Directors met six times, the Audit Committee met once, the Compensation Committee met once and the Stock Option Committee met three times. No director attended less than 75% of the combined number of Board meeting and meetings of committees of which he or she is a member.

     Audit Committee. The Audit Committee comprises Mr. Foster, Ms. McDonald and Mr. Thompson. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Compensation Committee. The Compensation Committee comprises Mr. Cahr, Ms. Koffman and Ms. McDonald. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's officers, directors, employees and agents.

     Stock Option Committee. Mr. Cahr and Ms. Koffman, neither of whom is an employee of the Company, are the current members of the Stock Option Committee, which administers the Company's stock option plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 28, 1999, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                  ------------------------------------------
                                                    COMMON STOCK    SERIES B PREFERRED STOCK
                                                  ----------------  ------------------------
BENEFICIAL OWNER                                   SHARES      %    SHARES           %
------------------------------------------------  ---------  -----  ------         -----
CIBC Wood Gundy Ventures, Inc.(2)                 2,553,707   18.0  47,805         40.4
  425 Lexington Avenue
  New York, New York 10017
Vector Later-Stage Equity Fund, L.P.(3)           2,315,031   16.6  42,681         36.0
  1751 Lake Cook Road, Suite 350
  Deerfield, Illinois 60015
The Woodlands Venture Capital Company(4)            782,570    6.6   2,666         2.2
  2201 Timberloch Place
  The Woodlands, Texas 77380
Medtronic, Inc.(5)                                  655,962    5.6      __          __
  7000 Central Avenue, N.E.
  Minneapolis, MN 55432
S.B.S.F. Biotechnology Fund, L.P.(6)                512,966    4.2   9,602         8.1
  c/o Spears, Benzak, Salomon & Farrell
  45 Rockefeller Plaza, 33rd Floor
  New York, New York 10111
Paul G. Thomas(7)                                    62,913      *      __          __
  President, Chief Executive Officer and Director
Paul M. Frison(8)                                   398,892    3.4      __          __
  Chairman of the Board
Michael E. Cahr(9)                                  113,869      *     531           *
  Director
James G. Foster10)                                        -      -       -           -
  Director
Lori Koffman(11)                                          -      -       -
  Director
Stephen A. Livesey, M.D., Ph.D.(12)                 270,977    2.3     264           *
  Executive Vice President, Chief
  Science Officer and Director
K. Flynn McDonald(13)                                35,000      *       -           -
  Director
David A. Thompson(14)                                26,700      *       -           -
  Director
John R. Harper, Ph.D.(15)                            24,825      *       -           -
  Vice President, Clinical Development
All executive officers and directors              1,113,733    8.9     795           *
  as a group (13 persons)(16)

_______________
* Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of February 28, 1999 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of February 28, 1999 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.

                                      5

(2) Includes 1,542,096 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 1,011,611 shares of Common Stock issuable upon exercise of a warrant. Lori Koffman, a director of the Company, is a Managing Director of CIBC Wood Gundy Ventures, Inc. ("CIBC").
(3) Includes 1,376,806 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, 903,225 shares of Common Stock issuable upon exercise of a warrant and 35,000 shares underlying an option granted under the LifeCell Corporation Second Amended and Restated 1993 Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan") to K. Flynn McDonald and beneficially owned by Vector Later-Stage Equity Fund, L.P. K. Flynn McDonald, a director of the Company, is a vice president of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P.
(4) Total number of shares of Common Stock includes 86,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 56,451 shares of Common Stock issuable upon exercise of a warrant. The Woodlands Venture Capital Company is a wholly owned subsidiary of Mitchell Energy & Development Corp. George P. Mitchell owns the majority of the issued and outstanding shares of Mitchell Energy & Development Corp. Because of these relationships, Mitchell Energy & Development Corp. and George P. Mitchell may be deemed to be the beneficial owners of the shares of Common Stock beneficially held directly or indirectly by The Woodlands Venture Capital Company. Certain information with respect to the ownership of such stockholders was obtained from Amendment No. 5 to their joint report on Schedule 13G dated February 12, 1999, as received by the Company, and the Company's stock records.
(5) Information with respect to such stockholder was obtained from Amendment No. 3 to its report on Schedule 13G dated February 12, 1999, as received by the Company, and the Company's stock records.
(6) Includes 309,741 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 203,225 shares of Common Stock issuable upon exercise of warrants.
(7) Total number of shares of Common Stock includes 62,500 shares underlying options granted under the LifeCell Corporation Amended and Restated 1992 Stock Option Plan (the "Amended and Restated Stock Option Plan") and 413 shares of Common Stock held for Mr. Thomas' account by the LifeCell Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan").
(8) Total number of shares of Common Stock includes 223,209 shares underlying options granted under the Amended and Restated Stock Option Plan.
(9) Total number of shares of Common Stock includes 85,000 shares underlying options granted under Director Stock Option Plan, 17,129 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 11,290 shares of Common Stock issuable upon exercise of a warrant.
(10) Mr. Foster is the Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, and because of such position may be deemed the beneficial owner of the 655,962 shares of Common Stock held by Medtronic. Mr. Foster disclaims any such beneficial ownership. Information with respect to the ownership of such stockholder was obtained from Amendment No. 3 to its report on Schedule 13G dated February 12, 1999, as received by the Company, and the Company's stock records.
(11) Ms. Koffman is a Managing Director of CIBC and because of such position may be deemed the beneficial owner of the 2,553,707 shares of Common Stock and the 47,805 shares of Series B Preferred Stock beneficially owned by CIBC. Ms. Koffman disclaims any such beneficial ownership.
(12) Total number of shares of Common Stock includes 154,920 shares underlying options granted under the Amended and Restated Stock Option Plan, 8,516shares of Common Stock issuable pursuant to the conversion of shares of Series B Preferred Stock, 5,645 shares of Common Stock issuable upon exercise of a warrant and 1,367 shares of Common Stock held for Mr. Livesey's account by the Stock Purchase Plan.
(13) Total number of shares of Common Stock includes 35,000 shares underlying options granted under the Director Stock Option Plan. Ms. McDonald is required under the terms of her employment with Vector Fund Management, L.P. to transfer to Vector Fund Management, L.P. any net gain received upon sale of the shares of Common Stock underlying such options. Ms. McDonald is a Vice President of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P., and because of such position may be deemed the beneficial owner of the 2,280,031 shares of Common Stock and the 42,681 shares of Series B Preferred Stock beneficially owned by Vector Later-Stage Equity Fund, L.P. Ms. McDonald disclaims any such beneficial ownership.
(14) Total number of shares includes 25,000 shares underlying options granted under the Director Stock Option Plan.
(15) Total number of shares of Common Stock includes 24,570 shares underlying options granted under the Amended and Restated Stock Option Plan and 255 shares of Common Stock held for Mr. Harper's account by the Stock Purchase Plan.
(16) See notes (7) through (15).

                       EXECUTIVE OFFICERS AND COMPENSATION

   The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND  OF  EXECUTIVE  OFFICERS

                                                                      DATE OF
NAME                                  OFFICES HELD                 FIRST ELECTION  AGE
---------------------  ------------------------------------------  --------------  ---
Paul G. Thomas         President and  Chief Executive Officer      October 1998     43
Stephen A. Livesey,    Executive Vice President and Chief Science  June 1991        46
 M.D., Ph.D.           Officer and Director
Paul M. Frison         Chairman of the Board                       May 1986         62
John R. Harper, Ph.D.  Vice President, Clinical Development        November 1994    46
Charles M. Schiff      Vice President, Operations                  September 1997   55

     For further information regarding Mr. Thomas's background, see "Background of Nominees for Director."

     For further information regarding Dr. Livesey's background, see "Background of Nominees for Director."

     Paul M. Frison. Mr. Frison has served as Chairman of the Board of LifeCell since May 1986. Mr. Frison formerly served as President and Chief Executive Officer of LifeCell from May 1986 to September 1998. His background includes over 30 years of experience in the health care industry, including 13 years with American Hospital Supply Corporation, where he was responsible for all corporate activities in Western Europe and Latin America. From 1975 to 1984, Mr. Frison was President, Chief Operating Officer and a director of LifeMark Corporation, a
Houston-based  hospital  management  corporation.    He  joined  LifeMark  in
September 1975 and remained until its merger with American Medical International, Inc. in 1984. Prior to joining LifeCell in 1986, Mr. Frison was Chairman of the Board, President and Chief Executive Officer of ComputerCraft, Inc. Mr. Frison received his bachelor's degree in 1958 from Occidental College in Los Angeles.

     John R. Harper, Ph.D. Dr. Harper has served as Vice President, Clinical Development since June 1997 He served as Vice President of Research and Development of the Company from November 1994 until June 1997. He is responsible for directing LifeCell's clinical research development activities for AlloDerm products and future products. Prior to joining LifeCell, Dr. Harper was director of Fibrosis Research at Telios Pharmaceuticals, La Jolla, California, from 1989 to 1994. He was an assistant professor at the Scripps
Clinic  and  Research  Foundation,  La Jolla, California from 1986 to 1989.  Dr.
Harper received his Ph.D. in Biomedical Sciences from the Graduate School of Biomedical Sciences at the University of Texas, Health Science Center in Houston, Texas in 1981 and completed post-doctoral studies at Scripps Clinic and Research Foundation and the National Cancer Institute.

          Charles M. Schiff: Mr. Schiff was elected Vice President, Operations of the Company in September 1997 and directs the manufacturing activities of LifeCell. From June 1996 until September 1997, Mr. Schiff served as Director of Manufacturing for the Company. Prior to joining LifeCell, from 1994 to 1996, Mr. Schiff was Vice President of Operations of EyeSys Technologies, Inc. Mr. Schiff was Vice President of Operations of EndoSonics Inc. from 1989 to 1994. Mr. Schiff received his bachelor of science in mechanical engineering from Ohio Northern University in 1967.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY  OF  COMPENSATION

     Set forth in the following table is certain compensation information concerning the Company's chief executive officers and the Company's four most highly compensated executive officers for the fiscal year ended December 31, 1998, other than the chief executive officers.


                                       SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                               ANNUAL COMPENSATION          COMPENSATION
                                       -----------------------------------  ------------
                                                                OTHER       SECURITIES
NAME AND PRINCIPAL POSITION AT                                  ANNUAL      UNDERLYING     ALL OTHER
      DECEMBER 31, 1998          YEAR    SALARY     BONUS    COMPENSATION   OPTIONS(1)    COMPENSATION
-------------------------------  ----  ----------  -------  --------------  -----------  --------------
Paul G. Thomas,                  1998  $83,671(2)  $     -  $           -       500,000  $       450(3)
  President and Chief            1997                    -              -             -              -
  Executive Officer              1996                    -              -             -              -

Paul M. Frison,                  1998    247,519         -        4,545(5)       65,000        4,285(6)
  Chairman of the                1997    231,133    43,000        6,000(5)            -        4,962(6)
  Board(4)                       1996    220,723    44,400        6,000(5)      165,000        3,920(6)

Stephen A. Livesey,              1998    200,000         -              -        40,000          700(6)
M.D., Ph.D.,                     1997    176,042    36,000              -             -          640(6)
  Executive Vice                 1996    165,417    34,000              -       120,000          448(6)
  President and
  Chief Science
  Officer

John R. Harper, Ph.D.            1998    127,641         -              -        20,000          400(6)
  Vice President,                1997    115,592    10,000              -             -          420(6)
  Clinical                       1996    105,723    15,000              -        27,500          448(6)
  Development

Jane Lea Hicks,                  1998    122,300         -        3,600(5)       20,000          700(6)
  Vice President,                1997    115,492    10,000        3,600(5)            -          640(6)
  Business                       1996    109,953    15,000        3,600(5)       20,000          448(6)
  Development

Ronald J. Schwartz,              1998    135,250         -              -        20,000          300(6)
  Vice President,                1997    120,925    20,000              -             -          640(6)
  Sales and                      1996    105,907    18,000              -        35,000          448(6)
  Marketing

 __________________

(1) Represents shares issuable pursuant to stock options granted under the Amended and Restated Stock Option Plan.
(2)  Employment began September 8, 1999. Annual salary is $275,000.
(3) Represents contributions by the Company under the Company's 401(k) plan and the Stock Purchase Plan.
(4) Mr. Frison served as the Company's Chief Executive Officer through October 4, 1998.
(5)  Represents amounts paid for automobile allowance.
(6) Represents (i) the aggregate amount of premiums paid by the Company on a life insurance policy in an aggregate amount of $700,000 and one accidental death policy in the amount of $700,000 for Mr. Frison for which his family trust is the beneficiary, (ii) contributions in each of 1996, 1997 and 1998 of $200, $400 and $400, respectively, by the Company under the Company's 401(k) plan and (iii) contributions in 1996, 1997 and 1998 of $48, $240 and $125, respectively, by the Company under the Stock Purchase Plan.

OPTION  GRANTS  IN  1998

     The following table provides certain information with respect to options granted to the Company's chief executive officers and to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998:

                                  OPTION GRANTS IN LAST FISCAL YEAR

                                  PERCENT OF                               POTENTIAL REALIZABLE VALUE
                                    TOTAL                                  AT ASSUMED ANNUAL RATES OF
                     NUMBER OF     OPTIONS   EXERCISE   MARKET              STOCK PRICE APPRECIATION
                     SECURITIES   GRANTED TO   PRICE   PRICE ON                 FOR OPTION TERM(1)
                     UNDERLYING   EMPLOYEES     PER    DATE OF               ------------------------
                      OPTIONS         IN       SHARE    GRANT    EXPIRATION
        NAME          GRANTED    FISCAL YEAR    ($)      ($)        DATE         5%           10%
-------------------  ----------  ------------  ------  --------  ----------  -----------  -----------
Paul G. Thomas          500,000        53.38%   3.875     3.875      9/8/08  $1,218,483   $3,087,876
Stephen A. Livesey,
  M.D., Ph.D.            40,000         4.27%   6.625     6.625      6/5/08     166,657      422,342
Paul M. Frison           65,000         6.94%   6.625     6.625      6/5/08     270,818      686,305
John R. Harper,
  Ph.D.                  20,000         2.14%   6.625     6.625      6/5/08      88,329      211,171
Jane Lea Hicks           20,000         2.14%   6.625     6.625      6/5/08      88,329      211,171
Ronald J. Schwartz       20,000         2.14%   6.625     6.625      6/5/08      88,329      211,171


(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The disclosure assume the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

OPTION  EXERCISES  AND  HOLDINGS

     The following table sets forth information concerning options exercised during 1998 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1998.

                                 OPTION VALUES AT DECEMBER 31, 1998

                                                    NUMBER OF
                                               SECURITIES UNDERLYING
                                                 UNEXERCISED OPTIONS             VALUE OF
                         SHARES                 AT DECEMBER 31, 1998      IN-THE-MONEY OPTIONS AT
                        ACQUIRED                   (# OF SHARES)          DECEMBER 31, 1998 ($)(1)
                           ON       VALUE    --------------------------  --------------------------
         NAME          (# SHARES)  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------  ----------  --------  -----------  -------------  -----------  -------------
Paul G. Thomas                  -         -            -        500,000            -        250,000
Paul M. Frison                  -         -      223,209         55,110      261,995         34,444
Stephen A. Livesey,
M.D., Ph.D.                     -         -      154,950         40,080      178,075         25,050
John R. Harper, Ph.D.           -         -       24,570         10,430       24,263          6,050
Jane Lea Hicks                  -         -       83,861          6,680      121,636          4,175
Ronald J. Schwartz              -         -       35,820         19,180       45,825         19,175

__________________
(1) Based on $4.625 per share, the closing price of the Common Stock, as reported by the Nasdaq SmallCap Market, on December 31, 1998.

COMPENSATION  OF  DIRECTORS

     Directors of the Company, other than employees of the Company, receive a quarterly retainer of $2,000 and directors' fees of $1,000 per meeting attended in person or $500 per meeting by telephone. Mr. Foster, Ms. Koffman and Ms. McDonald have declined such fees. Directors of the Company who are employees receive no directors' fees. No additional amounts are paid to members of the Board of Director committees for their services as such. Directors of the Company are reimbursed their expenses for attendance at such meetings.

     The terms of the Director Stock Option Plan provide that each eligible director who was a director on March 5, 1996, was granted an option to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of the Director Stock Option Plan. The plan also provides that an option to purchase 25,000 shares of Common Stock will be granted to each newly elected director at an exercise price equal to the fair and market value of a share of Common Stock on such election date. The plan provides for an annual grant of an option to purchase 10,000 shares of Common Stock to each non-employee director. Options granted under the Director Stock Option Plan generally vest one year after the date of grant and expire ten years after the date of grant.

     Pursuant to the provisions of the Director Stock Option Plan, on June 1, 1998, Mr. Cahr, Ms. McDonald and Mr. Thompson were granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.125 per share. Ms. McDonald is required under the terms of her employment with Vector Fund
Management, L.P., to transfer to Vector Fund Management L.P. any net gain received upon sale of shares of Common Stock underlying any options grantedMr. Foster is an employee of Medtronic and pursuant to Medtronic policy is not permitted to accept or hold such options. Ms. Koffman is an employee of CIBC and pursuant to the policy of CIBC is not permitted to accept or hold such options. Accordingly, Mr. Foster and Ms. Koffman have surrendered any options granted under the Director Stock Option Plan to the Company.

CERTAIN  TRANSACTIONS  AND  BUSINESS  RELATIONSHIPS

     In December, 1997 the Company made loans of approximately $56,600, $26,150 and $17,740 to Paul M. Frison, a director and executive officer of the Company, Stephen A. Livesey, a director and executive officer of the Company, and Jane-Lea Hicks, a former executive officer of the Company, respectively, in renewal and consolidation of certain loans made by the Company to each person at various times since 1995 in respect of Mr. Frison and Ms. Hicks and since
February 1996 in respect of Dr. Livesey to enable them to satisfy their respective federal income tax liability in connection with awards of Common Stock granted to them pursuant to an employee benefit plan. The loans are due December 31, 1999, and bear interest at the prime rate, payable quarterly.

     In August 1998, the Company entered into an agreement with Mr. Frison regarding the terms of his employment with the Company in connection with the Company's executive succession plan pursuant to which Paul G. Thomas succeeded Mr. Frison as President and Chief Executive Officer in October 1998. The agreement provides that subsequent to such election of Mr. Thomas, the Company will continue to employ Mr. Frison to serve the Company in such advisory capacities as may be designated by the Board of Directors through October 2002. In consideration of such services, the agreement provides that the Company will pay Mr. Frison a monthly salary of $19,833.33 through October 2000 and a monthly salary of $1,000 from October 2000 through October 2002. The agreement also provides that Mr. Frison will continue to participate in the Company's employee benefit plans and the Company will continue to fund certain life insurance policies for the benefit of Mr. Frison through October 2000.

     In 1994, the Company entered into certain agreements with Medtronic to develop jointly the Company's heart valve product. James G. Foster, a director of the Company, is Vice President and General Manager for Medtronic Heart Valves, a division of Medtronic. Pursuant to the license agreement, Medtronic paid LifeCell a $1.5 million licensing fee in 1994 and funded in part the cost of research and development through December 1998, under a mutually agreed upon budget. In 1998, Medtronic and LifeCell mutually agreed to terminate the agreement, and pursuant to the terms thereof the $1.5 million licensing fee paid by Medtronic to LifeCell in 1994 converted into 310,771 shares of Common Stock.

     In April 1998, the Company entered into an agreement with Vector Securities International, Inc. engaging such investment banking firm as a financial advisor for a one-year period. Pursuant to the agreement, LifeCell paid such firm a non-refundable retainer fee of $100,000. In March 1999, the Company paid Vector Securities International, Inc., a fee of $300,000 related to the distribution agreement entered into with Boston Scientific Corporation. Vector Later-Stage Equity Fund, L.P., a principal stockholder of the Company is an affiliate of such investment banking firm. In addition, K. Flynn McDonald, a director of the Company is a Managing Director of Vector Fund Management, L.P., an affiliate of such investment banking firm.

     In September 1998, the Company entered into certain agreements with Paul G. Thomas regarding the terms of his employment as the Company's President and Chief Executive Officer. Pursuant to the agreements, the Company agreed to pay Mr. Thomas a minimum annual base salary of $275,000, and granted him a stock option exercisable for 500,000 shares of Common Stock. In addition, in October 1998, the Company also entered into a severance agreement with Mr. Thomas pursuant to which in the event of the termination of the employment of Mr. Thomas without cause, the Company agreed to pay Mr. Thomas on a monthly basis for 12 months or an aggregate amount equal to his then current annual base salary plus the amount of any bonus paid to him for the final year immediately preceding his termination.

     In January 1999, the Company entered into a severance agreement with Ms. Hicks regarding the terms of her termination of employment with the Company. Pursuant to the agreement the Company agreed to pay Ms. Hicks $10,166.67 per month through January 2000 and accelerate the vesting of the stock options and extended the termination date of the stock options to January 15, 2003, then held by her so that such options become immediately exercisable.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent accountants for the fiscal year ended December 31, 1998, and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that no person who, at any time during 1998, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company at its principal executive offices, 3606 Research Forest Drive, The Woodlands, Texas 77381, no later than December 31, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting.

     According to the bylaws of the Company, at the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2000 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting.

                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                              LIFECELL  CORPORATION                        PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
  THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1999

     The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Lynne P. Hohlfeld and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, June 3, 1999, and at any adjournments thereof. The proposal set forth below is more fully described in the LifeCell Corporation Proxy Statement dated April 19, 1999 (the Proxy Statement).

1.  ELECTION  OF  DIRECTORS     |_|  FOR  all  nominees  listed  below
                                     (except as indicated to the contrary below)
                                |_|  WITHHOLD  AUTHORITY  to
                                     vote  for election  of  directors

   NOMINEES:     Michael  E.  Cahr,  James  G. Foster, Stephen A. Livesey, M.D.,
Ph.D.,  Paul  G.  Thomas,  and  David  A.  Thompson
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. In their discretion, the above names proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                             (CONTINUED  AND  TO  BE  SIGNED  ON  REVERSE  SIDE)
This proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1, OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS.


                       DATED:
                             ---------------------------------------------------
                       ---------------------------------------------------------
                       (Signature)
                       ---------------------------------------------------------
                       (Signature  if  held  jointly)
                       Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears.
                       PLEASE  MARK,  SIGN,  DATE  AND  RETURN  IMMEDIATELY

                              LIFECELL  CORPORATION                        PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
 THIS PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK IS SOLICITED BY THE BOARD OF
                                    DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1999

     The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Lynne P. Hohlfeld and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders to be held at Houston Advanced Research Center, 4800 Research Forest Drive, The Woodlands, Texas 77381 at 1:00 p.m., Thursday, June 3, 1999, and at any adjournments thereof. The proposal set forth below is more fully described in the LifeCell Corporation Proxy Statement dated April 19, 1999 (the Proxy Statement).

1(a).ELECTION  OF  DIRECTORS    |_|  FOR  all  nominees  listed  below
                                     (except as indicated to the contrary below)
                                |_|  WITHHOLD  AUTHORITY  to
                                     vote  for election  of  directors

   NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a class): Michael E. Cahr, James G. Foster, Stephen A. Livesey, M.D., Ph.D., Paul G. Thomas, and David A. Thompson (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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1(b).ELECTION  OF  DIRECTORS            FOR  all  nominees  listed  below
WITHHOLD  AUTHORITY  to
     (except  as  indicated  to  the  contrary  below)                vote  for
election  of  directors

   NOMINEES (to be elected by the holders of Series B Preferred Stock, voting as
a  separate  class):    K.  Flynn  McDonald  and  Lori  G.  Koffman
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
2. In their discretion, the above names proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1(A), OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS, FOR THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1(B), OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE HOLDERS OF A MAJORITY OF THE SHARES OF SERIES B PREFERRED STOCK.

                       DATED:
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                       (Signature)
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                       (Signature  if  held  jointly)
                       Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears.
                       PLEASE  MARK,  SIGN,  DATE  AND  RETURN  IMMEDIATELY

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